Exhibit 107

Calculation of Filing Fee Tables

Rule 424(b)(2)

(Form Type)

PETRÓLEO BRASILEIRO S.A. - PETROBRAS
(Exact Name of Registrant as Specified in its Charter)

Brazilian Petroleum Corporation - PETROBRAS

(Translation of Registrant's name into English)

Table 1: Newly Registered and Carry Forward Securities .

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Debt	6.500% Global Notes Due 2033	Rule 457(r) and 457(p)	US$1,250,000,000	99.096%	US$1,238,700,000	0.00011020	US$136,505	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					US$1,238,700,000		US$136,505
	Total Fees Previously Paid							N/A
	Total Fee Offsets							US$136,505
	Net Fee Due							US$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Petróleo Brasileiro S.A.—Petrobras Petrobras Global Finance B.V.	F-3	333-229096 333-229096-01	December 28, 2018	N/A	US$136,505	Unallocated	(1)	(1)	(1)	N/A
Fees Offset Sources	Petróleo Brasileiro S.A.—Petrobras Petrobras Global Finance B.V.	F-3	333-229096 333-229096-01	N/A	December 28, 2018	N/A	N/A	N/A	N/A	N/A	US$136,505

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is US$1,238,700,000.

(1) The Registrants previously registered an indeterminate amount of securities having an aggregate offering price of up to US$10,000,000,000 pursuant to a Registration Statement on Form F-3 Nos. 333-229096 and 333-229096-01, filed on December 28, 2018 (the “Prior Registration Statement”), and paid a total registration fee of U.S.$1,212,000. Pursuant to Rule 457(p), US$760,820 of the registration fees paid in connection with unsold securities registered under the Prior Registration Statement (the offering of which unsold securities has been terminated) can be applied to registration fees due under this Registration Statement on Form F-3ASR Nos. 333-261817 and 333-261817-01 (“Current Registration Statement”). After the filing of the final prospectus supplement to which this Exhibit is attached, US$624,315 of registration fees paid in connection with the Prior Registration Statement remain available for future fee offsets under the Current Registration Statement.